EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50900, 33-96066, 33-96172, 333-5932 and
333-68700) of our report dated June 25, 2002 relating to the financial statements of Orthofix International N.V. which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated June 25, 2002 relating to the financial statement schedules, which also appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS


London, England
March 27, 2003